SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------



                                F O R M  8 - K / A


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


                        Date of Report: November 11, 1999
                        ---------------------------------
                        (Date of earliest event reported)



                      HOLIDAY RV SUPERSTORES, INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                     FLORIDA
                 ----------------------------------------------
                 (State or other jurisdiction of Incorporation)




      0-16448                                              59-1834763
--------------------                                -------------------------
(Commission File No.)                               (I.R.S. Employer I.D. No.)


                          Sand Lake West Executive Park
                             7851 Greenbriar Parkway
                             Orlando, Florida 32819


                           Telephone # (407) 363-9211
                                 Fax # (407) 363-2065

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                      Holiday RV Superstores, Inc. ("Holiday RV") filed with the commission a Current Report on Form 8-K on November 23, 1999 to report its purchase of 100% of the outstanding common stock of County Line Select Cars, Inc. ("County Line RV"). At Item 7 of the Report, the Company indicated that it would file audited historical financial statements of the business acquired and pro forma financial information at a later date. Set forth below is Item 7 of such Report amended to include the audited and unaudited financial statements of the business acquired and pro forma financial information.

                              Financial Statements of Business Acquired.

                          (a) Financial Statements - County Line Select Cars,
                              Inc. Years Ended December 31, 1997 and 1998

                              (1)       Independent Auditor's Report.

                              (2)       Balance Sheets as of December 31, 1997
                                        and 1998.

                              (3) Statements of Operations for the years ended December 31, 1997 and 1998.

                              (4)       Statements of Shareholders' Equity.

                              (5) Statements of Cash Flows for the years ended December 31, 1997 and 1998.

                         (b) Financial Statements - County Line Select Cars, Inc. Nine months ended September 30, 1999

                              (1) Report of Independent Certified Public Accountants.

                              (2)       Balance Sheet as of September 30, 1999.

                              (3) Statement of Operations for the nine months ended September 30, 1999.

                              (4)       Statement of Shareholders' Equity.

                              (5) Statement of Cash Flows for the nine months ended September 30, 1999.

                         (c)  Pro Forma Financial Information

                              (1) Pro Forma Combining Condensed Balance Sheet (unaudited) at September 30, 1999.

                              (2) Pro Forma Combining Condensed Statement of Income (unaudited) for nine months ended September 30, 1999.

                              (3) Pro Forma Combining Condensed Statement of Income (unaudited) for the twelve months ended October 31, 1998.

                         (d)  Exhibits Index

                             EXHIBIT
                               NO.
                             -------

                            10.(ddddd) Stock Purchase Agreement by and among
                                       Holiday RV Superstores, Inc. and County
                                       Line Select Cars, Inc., and The Persons
                                       Named Therein, (collectively, the
                                       "STOCKHOLDERS") dated November 11, 1999.

                            99.1       Consent of Ernst & Young LLP.

Description of Transaction

Holiday RV Superstores, Inc. acquired 100% of the issued and outstanding stock of County Line Select Cars, Inc. on November 11, 1999. The total purchase price paid to the County Line shareholders was $6.5 million, consisting of $5.0 million cash and $1.5 million in notes convertible into Holiday RV common stock. In addition, Holiday RV advanced $1.6 million in cash to repay existing loans from the shareholders to County Line RV. The business combination will be accounted for as a purchase.

                              FINANCIAL STATEMENTS

                          COUNTY LINE SELECT CARS, INC.

                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                          County Line Select Cars, Inc.

                              Financial Statements


                     Years ended December 31, 1997 and 1998


                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Shareholders' Equity.............................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

                         REPORT OF INDEPENDENT AUDITORS

RV Centers, Inc. and Shareholders
County Line Select Cars, Inc.

We have audited the accompanying balance sheets of County Line Select Cars, Inc., as of December 31, 1997 and 1998, and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of County Line Select Cars, Inc., at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------

Houston, Texas
February 18, 1999

                         COUNTY LINE SELECT CARS, INC.
                                 BALANCE SHEETS


                                                                                  DECEMBER 31
                                                                     --------------------------------------
                                                                            1997               1998
                                                                     --------------------------------------
                          ASSETS
Current assets:
   Cash and cash equivalents                                           $       853,908    $       580,277
   Accounts receivable                                                         231,836            533,922
   Due from shareholder                                                             --            122,727
   Inventories                                                              10,177,300         14,187,252
   Prepaid expenses                                                             69,026            219,735
                                                                       ---------------    ---------------
        Total current assets                                                11,332,070         15,643,913

Property and equipment, net                                                    403,543            852,402
                                                                       ---------------    ---------------
        Total assets                                                   $    11,735,613    $    16,496,315
                                                                       ===============    ===============

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Floor plan notes payable                                            $     7,793,001    $    11,361,440
   Due to shareholders                                                       1,020,194          1,229,345
   Other short-term debt                                                       140,000            650,000
   Accounts payable                                                            764,059            731,397
   Accounts payable - related party                                             29,273                 --
   Accrued liabilities                                                         311,784            591,083
                                                                       ---------------    ---------------
        Total current liabilities                                           10,058,311         14,563,265

Other noncurrent liabilities                                                    35,237             26,758
                                                                       ---------------    ---------------
        Total liabilities                                                   10,093,548         14,590,023

Commitments and contingencies

Shareholders' equity:
   Common stock - $1 par value, 7,500 shares authorized, 100 shares
      issued and outstanding                                                       100                100
   Paid-in capital in excess of par                                                500                500
   Retained earnings                                                         1,641,465          1,905,692
                                                                       ---------------    ---------------
        Total shareholders' equity                                           1,642,065          1,906,292
                                                                       ---------------    ---------------
        Total liabilities and shareholders' equity                     $    11,735,613    $    16,496,315
                                                                       ===============    ===============


    The accompanying notes are an integral part of these financial statements

                          COUNTY LINE SELECT CARS, INC.
                            STATEMENTS OF OPERATIONS


                                                                            YEAR ENDED DECEMBER 31
                                                                     --------------------------------------
                                                                            1997               1998
                                                                     --------------------------------------
Revenue:
   Vehicles                                                            $    38,133,335    $    52,633,320
   Parts and service                                                         1,192,442          2,511,199
   Other, net                                                                  949,502          1,310,794
                                                                       ---------------    ---------------
                                                                            40,275,279         56,455,313

Cost of sales:
   Vehicles                                                                 33,232,534         46,604,133
   Parts and service                                                           606,763          1,295,742
                                                                       ---------------    ---------------
Gross profit                                                                 6,435,982          8,555,438

Selling, general, and administrative expenses
                                                                             4,679,746          6,074,156

Other expense:
   Interest expense                                                           (596,016)          (800,931)
                                                                       ----------------   ---------------

   Net income                                                          $     1,160,220    $     1,680,351
                                                                       ================   ===============





    The accompanying notes are an integral part of these financial statements

                          COUNTY LINE SELECT CARS, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY



                                                           PAID-IN
                                           COMMON         CAPITAL IN           RETAINED
                                           STOCK         EXCESS OF PAR         EARNINGS            TOTAL
                                       --------------- ------------------ ------------------ ------------------

                                       --------------- ------------------ ------------------ ------------------
Balance at December 31, 1996                  $100             $500        $      1,587,352   $      1,587,952
   Distributions to shareholders                --               --              (1,106,107)        (1,106,107)
   Net income                                   --               --               1,160,220          1,160,220
                                       --------------- ------------------ ------------------ ------------------
Balance at December 31, 1997                   100              500               1,641,465          1,642,065
   Distributions to shareholders                                                 (1,416,124)        (1,416,124)
   Net income                                                                     1,680,351          1,680,351
                                       --------------- ------------------ ------------------ ------------------
Balance at December 31, 1998                  $100             $500        $      1,905,692   $      1,906,292
                                       =============== ================== ================== ==================


    The accompanying notes are an integral part of these financial statements

                          COUNTY LINE SELECT CARS, INC.
                             STATEMENTS OF CASH FLOWS


                                                                            YEAR ENDED DECEMBER 31
                                                                     --------------------------------------
                                                                            1997               1998
                                                                     --------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                            $   1,160,220      $    1,680,351
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Depreciation                                                           64,128            104,331
      Changes in operating assets and liabilities:
         Accounts receivable                                               (134,017)          (302,086)
         Due to/from related parties                                         (5,232)          (152,000)
         Inventories                                                     (1,690,377)        (4,009,952)
         Prepaid expenses                                                   (54,061)          (150,709)
         Floor plan notes payable                                         1,336,397          3,568,439
         Accounts payable                                                   (72,129)           (32,662)
         Accrued liabilities                                                132,541            270,820
                                                                      -------------      -------------
Net cash provided by operating activities                                   737,470            976,532

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property and equipment                                    (211,905)          (553,190)
                                                                      -------------      -------------
Net cash used in investing activities                                      (211,905)          (553,190)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on debt                                                           60,000            650,000
Repayments on debt                                                                -           (140,000)
Borrowings from shareholders                                                494,649            209,151
Distributions to shareholders                                            (1,106,107)        (1,416,124)
                                                                      -------------      -------------
Net cash used in financing activities                                      (551,458)          (696,973)
                                                                      -------------      -------------
Net change in cash and cash equivalents                                     (25,893)          (273,631)
Cash and cash equivalents at beginning of period                            879,801            853,908
                                                                      -------------      -------------
Cash and cash equivalents at end of period                            $     853,908      $     580,277
                                                                      =============      =============


    The accompanying notes are an integral part of these financial statements

                          COUNTY LINE SELECT CARS, INC.
                          NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION AND BUSINESS

County Line Select Cars, Inc. (the "Company") was incorporated in 1979 and operates four recreational vehicle ("RV") dealerships in Florida. From 1979 to 1995, the Company grew from one dealership to three. During 1995, the Company sold one of its larger dealerships and opened a smaller one in its place. The Company continued to operate its three dealerships until 1998 when it opened its fourth dealership in February of that year. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.


INVENTORIES

Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

PROPERTY AND EQUIPMENT

The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

Estimated useful lives of the assets are as follows:

                                                                   YEARS
                                                               -------------

Buildings and improvements                                           15
Furniture and fixtures                                                5
Machinery, vehicles, and equipment                                    5

                          COUNTY LINE SELECT CARS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

OTHER REVENUE

Other revenue consists primarily of finance fees, insurance commissions and extended warranty contract income.

The Company uses third-party financial institutions to assist its customers in obtaining financing for vehicle purchases and earns a commission if the third-party lender consummates a loan contract with the customer. These contracts represent third-party financing arrangements for which the Company provides no underwriting or credit approval services and does not service or guarantee the collection of these loans. The Company forfeits the commission if the loan is paid off or foreclosed on in a specific period of time, usually limited to the first six months of the term. The Company records this commission income at the time the contract is consummated less any allowance for charge backs based upon estimates associated with historical experience related to early loan payoffs or foreclosure.

Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

INCOME TAXES

The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements since the Company's taxable income is reported directly by the shareholders for tax purposes.

                          COUNTY LINE SELECT CARS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

The Company expenses the cost of advertising as incurred. Advertising expenses totaled $511,423, and $443,988 for 1997 and 1998, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. INVENTORIES

                                                       DECEMBER 31
                                          --------------------------------------
                                                  1997              1998
                                          --------------------------------------

  New vehicles                              $     6,728,548    $     9,183,129
  Used vehicles                                   3,342,729          4,733,676
  Parts and accessories                             106,023            270,447
                                            ---------------    ---------------
                                            $    10,177,300    $    14,187,252
                                            ===============    ===============

                          COUNTY LINE SELECT CARS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


4. PROPERTY AND EQUIPMENT

                                                       DECEMBER 31
                                          --------------------------------------
                                                  1997              1998
                                          --------------------------------------

Buildings and improvements                  $       273,177    $       311,647
Furniture and fixtures                              165,798            326,651
Machinery, vehicles, and equipment                  180,082            234,048
Construction in progress                             77,512            377,413
                                            ---------------    ---------------
                                                    696,569          1,249,759
Less accumulated depreciation                       293,026            397,357
                                            ---------------    ---------------
                                            $       403,543    $       852,042
                                            ===============    ===============

5. FLOOR PLAN NOTES PAYABLE

                                                       DECEMBER 31
                                          --------------------------------------
                                                  1997               1998
                                          --------------------------------------

Floor plan notes payable to finance
   companies, secured by new and
   used vehicle inventories and
   contracts in transit                     $     7,793,001    $    11,361,440
                                            ===============    ===============

Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are at prime to prime minus 1% during the period presented. The average interest rate on floor plan notes was 7.9% and 7.5% for the years ended December 31, 1997 and 1998, respectively. The notes are due upon the sale of the related inventory.

Interest paid for both the floor plan notes and other debt was $596,016 and $800,931 for the years ended December 31, 1997 and 1998, respectively.

                          COUNTY LINE SELECT CARS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. OTHER SHORT-TERM DEBT

                                                       DECEMBER 31
                                          --------------------------------------
                                                  1997              1998
                                          --------------------------------------

Promissory notes with the Company's
   shareholders, payable on demand,
   interest at 10% at December 31, 1997
   and 1998, secured by the net assets of
   the Company                                $   1,020,194      $   1,229,345
$200,000 draft line of credit with a bank,
   payable on demand, interest at 9%
   and 9.25% at December 31, 1997 and
   1998, secured by property of
   the shareholders                                 140,000                 --
$950,000 line of credit with a bank,
   payable on demand, interest at prime
   + .5% at December 31, 1998, unsecured
                                                         --            650,000
                                              -------------      -------------
                                              $   1,160,194      $   1,879,345
                                              =============      =============

7. COMMITMENTS AND CONTINGENCIES

LITIGATION

In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in significant liability.

GOVERNMENTAL REGULATION

The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

                          COUNTY LINE SELECT CARS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


8. RELATED PARTY TRANSACTIONS

The Company had vehicle sales to a related party totaling $413,000 and $619,468 for the years ended December 31, 1997 and 1998, respectively, for use in the related party's rental business. The Company also leases its facilities from a related party. These related party leases are renewed annually and vary in lease payment amounts from year-to-year. Lease payments to the related party totaled $267,000 and $633,697 for the years ended December 31, 1997 and 1998, respectively.

COUNTY LINE SELECT CARS, INC.
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

COUNTY LINE SELECT CARS, INC.
TABLE OF CONTENTS
------------------------------------------------------------------------

                                                                          Page

Report of Independent Certified Public Accountants                         1

Financial Statements:

    Balance Sheet                                                          2

    Statement of Operations                                                3

    Statement of Shareholders' Equity                                      4

    Statement of Cash Flows                                                5

    Notes to Financial Statements                                          6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders of the County Line Select Cars, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of County Line Select Cars, Inc. at September 30, 1999, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS, LLP
-------------------------------
November 11, 1999

COUNTY LINE SELECT CARS, INC.
BALANCE SHEET
SEPTEMBER 30, 1999
------------------------------------------------------------------------

                                     ASSETS


Current Assets:

    Cash and cash equivalents                            $ 1,456,938
    Accounts receivable, net of allowance of $5,669          461,246
    Inventories                                           15,422,999
    Prepaid expenses and other                               130,140
                                                         -----------
             Total current assets                         17,471,323

Property and Equipment, net                                1,469,486
                                                         -----------
             Total assets                                $18,940,809
                                                         ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
    Floor plan notes payable                             $13,476,021
    Due to shareholders                                    1,629,345
    Other short-term debt                                    400,000
    Accounts payable                                       1,049,657
    Accrued liabilities and other                            435,402
                                                         -----------
             Total current liabilities                    16,990,425

Other Noncurrent Liabilities                                   7,263
                                                         -----------
             Total liabilities                            16,997,688
                                                         -----------

Commitments and Contingencies

Shareholders' Equity:
Common stock - $1 par value; 7,500 shares authorized,
  100 shares issued and outstanding                              100
Paid-in capital in excess of par                                 500
Retained earnings                                          1,942,521
                                                         -----------
         Total shareholders' equity                        1,943,121
                                                         -----------
         Total liabilities and shareholders' equity      $18,940,809
                                                         ===========


              The accompanying notes are an integral part of these
                              financial statements.

COUNTY LINE SELECT CARS, INC.
STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------------------------------------------

Revenue:
    Vehicles                                      $ 47,842,900
    Parts and service                                2,477,071
    Other, net                                       1,583,614
                                                  ------------
                                                    51,903,585
                                                  ------------

Cost of Sales:
    Vehicles                                        42,384,526
    Parts and service                                1,038,815
                                                  ------------
                                                    43,423,341
                                                  ------------

Gross Profit                                         8,480,244

Selling, General and Administrative Expenses         6,618,735

Other Expense:
    Interest expense                                  (875,787)
                                                  ------------

Net Income                                        $    985,722
                                                  ============


              The accompanying notes are an integral part of these
                              financial statements.

COUNTY LINE SELECT CARS, INC.
STATEMENT OF SHAREHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------------------------------------------

                                                                    PAID-IN
                                                                  CAPITAL IN
                                                   COMMON           EXCESS          RETAINED
                                                    STOCK           OF PAR          EARNINGS            TOTAL
                                                 -----------      -----------      -----------       -----------
Balance at December 31, 1998                     $       100      $       500      $ 1,905,692       $ 1,906,292

    Distributions to shareholders                         --               --         (948,893)         (948,893)

    Net income                                            --               --          985,722           985,722
                                                 -----------      -----------      -----------       -----------

Balance at September 30, 1999                    $       100      $       500      $ 1,942,521       $ 1,943,121
                                                 ===========      ===========      ===========       ===========


              The accompanying notes are an integral part of these
                              financial statements.

COUNTY LINE SELECT CARS, INC.
STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------------------------------------------


Cash Flows from Operating Activities:
    Net income                                                       $   985,722
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                     120,076
        Bad debt expense                                                   5,669
        Provision for excess and obsolete inventory                      121,073
        Changes in operating assets and liabilities:
          Accounts receivable                                             67,007
          Due to/from related parties                                    122,727
          Inventories                                                 (1,356,820)
          Prepaid expenses and other                                      89,595
          Floor plan notes payable                                     2,114,581
          Accounts payable                                               318,260
          Accrued liabilities and other                                 (155,681)
                                                                     -----------
             Net cash provided by operating activities                 2,432,209
                                                                     -----------

Cash Flows from Investing Activities:
    Purchases of property and equipment                                 (737,160)
                                                                     -----------
             Net cash used in investing activities                      (737,160)
                                                                     -----------

Cash Flows from Financing Activities:
    Net borrowings (payments) on debt                                   (269,495)
    Distributions to shareholders                                       (948,893)
    Capital contribution from shareholders                               400,000
                                                                     -----------
             Net cash used in financing activities                      (818,388)
                                                                     -----------

Net Increase in Cash and Cash Equivalents                                876,661

Cash and Cash Equivalents at Beginning of Period                         580,277
                                                                     -----------

Cash and Cash Equivalents at End of Period                           $ 1,456,938
                                                                     ===========


              The accompanying notes are an integral part of these
                              financial statements.

COUNTY LINE SELECT CARS, INC.
NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------------------------------------------

1.      ORGANIZATION AND BUSINESS:

        County Line Select Cars, Inc. (the "Company") was incorporated in 1979 and operates four recreational vehicle ("RV") dealerships in Florida. From 1979 to 1995, the Company grew from one dealership to three. During 1995, the Company sold one of its larger dealerships and opened a smaller one in its place. The Company continued to operate its three dealerships until 1998 when it opened its fourth dealership in February of that year. In addition to new and used RV sales, the Company offers complimentary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        CASH AND CASH EQUIVALENTS

        For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

        INVENTORIES
        Inventories of new and used vehicles are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

        PROPERTY AND EQUIPMENT
        Property and equipment are stated at cost, less accumulated depreciation. The cost of additions and improvements are capitalized, while maintenance and repairs are charged to expense when incurred. The Company uses the straight-line method in computing depreciation for financial reporting purposes.

        Estimated useful lives of the assets are as follows:

                  Buildings and leasehold improvements         15 years
                  Furniture and fixtures                        5 years
                  Machinery, vehicles and equipment             5 years

        REVENUE RECOGNITION
        Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance and warranty revenues are recognized at the time the contracts are sold.

COUNTY LINE SELECT CARS, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------------------------------------------

  2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

        OTHER REVENUE
        Other revenue consists primarily of finance fees, insurance commissions and extended warranty contract income.

        Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

        INCOME TAXES
        The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements since the Company's taxable income is reported directly by the shareholders for tax purposes.

        ADVERTISING
        The Company expenses the cost of advertising as incurred. Advertising expenses were approximately $270,000 for the nine months ended September 30, 1999.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 1999.

        The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts receivable, accounts payable, floor plan payables and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are relatively short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

        USE OF ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       INVENTORIES:

         Inventories consist of the following at September 30, 1999:

New vehicles                                                    $10,028,049
Used vehicles                                                     5,146,220
Parts and accessories                                               248,730
                                                                -----------

                                                                $15,422,999
                                                                ===========


4.       PROPERTY AND EQUIPMENT:

         Property and equipment consists of the following at September 30, 1999:

Buildings and improvements                                      $ 1,311,340
Furniture and fixtures                                              411,325
Machinery, vehicles and equipment                                   264,254
                                                                -----------
                                                                  1,986,919
Less accumulated depreciation                                      (517,433)
                                                                -----------

                                                                $ 1,469,486
                                                                ===========


5.      FLOOR PLAN NOTES PAYABLE:

        Floor plan notes payable consist of the following at September 30, 1999:

Floor plan notes payable to finance companies,
  collateralized by new and used vehicle inventories
  and contracts in transit                                      $13,476,021
                                                                ===========

        Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are at prime to prime minus .5% during the nine months ended September 30, 1999. The average interest rate on floor plan notes was 7.06% for the nine months ended September 30, 1999. The notes are due upon the sale of the related inventory.

        Interest paid for both the floor plan notes and other debt was $848,203 for the nine months ended September 30, 1999.

6.       OTHER SHORT-TERM DEBT:

         Other short-term debt consists of the following at September 30, 1999:

             Promissory notes with the Company's
               shareholders, payable on demand,
               interest at 10%; notes are
               uncollateralized                                       $1,629,345

             $300,000 line of credit with a bank,
               payable on demand, interest is
               calculated based on 30-day LIBOR
               plus 2.6% (8% at September 30,
               1999); line is uncollateralized                           250,000

             $950,000 operating line of credit
               with bank, payable on demand, interest
               is calculated based on prime minus
               .25% (8% at September 30, 1999);
               collateralized by the assets
               of the Company                                            150,000
                                                                      ----------

                                                                      $2,029,345
                                                                      ==========


7.      COMMITMENTS AND CONTINGENCIES:

        LITIGATION
        In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in significant liability.

        GOVERNMENTAL REGULATION
        The Company is subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

        THIRD-PARTY FINANCING
        The Company uses third-party banks and/or finance companies to assist its customers in obtaining financing for vehicle purchases. The Company refers customers to one or more of these third-party financing sources and earns a financing fee if the third-party lender consummates a loan contract with the customer. These contractors represent third-party financing, and the Company provides no underwriting or credit approval services for the lender. The Company's financing fees are in fact a commission and are typically based upon the difference between the interest rate the customer pays under the contract with the lender and an interest rate designated by the lender. At no time does the Company service or guarantee the collection of these loans or receivables. The Company could be charged back commission by the lender if the loan is paid off or foreclosed in a specified period of time, usually limited to the first six months of the term. The Company records this commission income based upon the amount earned less allowances for chargebacks. In determining the allowances for chargebacks, the Company takes into consideration total customer loans outstanding and estimates the exposure for potential chargebacks associated with early payoffs of these loans. Finance chargebacks were approximately $114,000 for the nine months ended September 30, 1999 and the chargeback allowance as of September 30, 1999 was approximately $44,000.

        CONCENTRATION OF RISK
        The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its funds with two high credit quality institutions. At times, such monies may be in excess of the FDIC or other insurance limits. Management feels the credit risk associated with these two institutions is highly limited.

        The Company relies on several manufacturers as suppliers for its product lines. Approximately 76% of the Company's new vehicle sales for the nine months ended September 30, 1999 consists of vehicles purchased from two manufacturers. In the opinion of management, the loss of any one brand of new recreational vehicle would not materially affect the Company. However, the loss of all the brands sold by either of the two largest manufacturers would have a material effect on the Company's sales. The Company's management feels the loss of all brands from either of these two manufacturers to be highly unlikely.


8.      RELATED-PARTY TRANSACTIONS:

        The Company had vehicle sales to a related party totaling approximately $453,000 for the nine months ended September 30, 1999 for use in the related party's rental business. The Company also leases certain of its facilities from a related party. These related-party leases are renewed annually and vary in lease payment amounts from year to year. Lease payments to the related party totaled approximately $648,000 for the nine months ended September 30, 1999.

9.       SUBSEQUENT EVENT:

         On November 11, 1999, the Company and its shareholders entered into a definitive agreement with Holiday RV Superstores, Incorporated ("Holiday"), in which Holiday purchased 100% of the outstanding common stock of the Company.

Unaudited Pro Forma Combined Condensed Financial Data

Holiday RV's historical fiscal year ends on October 31, while County Line RV's historical fiscal year ends on December 31. For purposes of combining County Line RV's historical financial data with Holiday RV's historical financial data in the pro forma combined statement of income in this document, the unaudited financial data of Holiday RV for the nine month period ending July 31, 1999 has been combined with County Line RV's audited financial data for the nine month period ending September 30, 1999. In addition, County Line RV's audited financial data for the twelve months period ended December 31, 1998 has been combined with Holiday RV's audited financial data for the twelve month period ended October 31, 1998.

We have included this unaudited pro forma combined data only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger of Holiday RV and County Line RV had been completed at the dates indicated. Moreover, this data does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this unaudited pro forma combined summary financial data in conjunction with the historical financial statements of Holiday RV and County Line RV and the related notes thereto, included elsewhere in this document and also incorporated by reference.

                          Holiday RV Superstores, Inc.
                   Pro-forma Combining Condensed Balance Sheet
                               September 30, 1999
                                   (UNAUDITED)


                                                                                                 PRO FORMA
                                                                                                ACQUISITION
                                                                                               ADJUSTMENTS
                                                        HOLIDAY RV         COUNTY LINE RV        (NOTE 1)         COMBINED
                                                       -----------        --------------       -------------      --------
CURRENT ASSETS:
Cash and cash equivalents                                  $10,475               $ 1,457        (6,679) (a)        $  5,253
Accounts receivable:
   Trade and contracts in transit                            1,202                   461                              1,663
   Other                                                       287                     0                                287
Inventories                                                 25,086                15,423                             40,509
Deferred taxes and other                                       159                   130                                289
                                                           -------                ------                           --------
TOTAL CURRENT ASSETS                                        37,209                17,471                             48,001

PROPERTY AND EQUIPMENT,
     Less accumulated depreciation                           3,740                 1,470                              5,210

GOODWILL                                                         0                     0          4,607 (b)           4,607

NONCURRENT DEFERRED TAXES AND OTHER                            247                     0                                247
                                                           -------               -------                           --------
TOTAL ASSETS                                               $41,196               $18,941                           $ 58,065
                                                           =======               =======                           ========


CURRENT LIABILITIES

Floor plan contracts                                       $19,638               $13,477                          $  33,115
Accounts payable                                             1,179                 1,050                              2,229
Accrued expenses and other                                     987                   435                              1,422
Notes payable                                                    0                 2,029           (129)(c)           1,900
                                                           -------               -------                          ---------
TOTAL CURRENT LIABILITIES                                   21,804                16,991                             38,666


Other noncurrent liabilities                                   174                     7                                181
                                                           -------               -------                          ---------
TOTAL LIABILITIES:                                          21,978                16,998                             38,847
                                                           -------               -------                          ---------

STOCKHOLDERS' EQUITY:
Common stock $.01 par - shares
Authorized 10,000,000; issued
7,485,000                                                       75                     0                                 75
Additional paid-in  capital                                  5,148                     1             (1)(d)           5,148
Retained earnings                                           14,534                 1,942         (1,942)(d)          14,534
Treasury stock, at cost, 298,500 and
251,700 shares, respectively                                 (539)                     0                              (539)
                                                           -------               -------                            -------
TOTAL STOCKHOLDERS' EQUITY                                  19,218                 1,943                             19,218
                                                           -------               -------                            -------
Total Liabilities and Stockholders'                        $41,196               $18,941                            $58,065
Equity                                                     =======               =======                            =======



                    NOTE 1 - The pro forma balance sheet has been prepared to reflect the acquisition of County Line Select Cars, Inc. by Holiday RV Superstores, Inc. for an aggregate price of $6.5 million. Pro forma adjustments are made to reflect:

                    (a) The payment of $5.0 million cash to the sellers, repayment of $1.629 million of shareholders loans to County Line RV, and $50,000 of estimated acquisition costs.
                    (b) The excess of acquisition cost over the fair value of net assets acquired (goodwill).
                    (c) The repayment of $1.629 million of shareholder loans to County Line RV and the issuance of $1.5 million of convertible notes payable to the seller as part of the purchase acquisition.
                    (d) The elimination of the common shareholders' equity accounts of County Line RV.

                          Holiday RV Superstores, Inc.
                Pro-forma Combining Condensed Statement of Income
                         Nine months September 30, 1999
                      (In thousands, except per share data)
                                   (UNAUDITED)


                                                                                              PRO FORMA
                                                                                            ACQUISITION
                                                                                            ADJUSTMENTS
                                                    HOLIDAY RV         COUNTY LINE RV          (NOTE 1)        COMBINED
                                                    -----------        --------------       ------------       --------
SALES AND SERVICE REVENUE:
Vehicle and marine                                   $57,182               $47,843                            $105,025
Service, parts and accessories                         6,596                 2,477                               9,073
Other, net                                               360                 1,584                               1,944
                                                     -------               -------                            --------
Total sales and service revenue                       64,138                51,904                             116,042

COST OF SALES AND SERVICES:
Vehicle and marine                                     50,785                42,385                             93,170
Service, parts and accessories                          2,500                 1,039                              3,539
                                                     --------               -------                           --------
Total cost of sales and services                       53,285                43,424                             96,709

Gross Profit                                           10,853                 8,480                             19,333

Selling, General and Administrative                     7,801                 6,618                             14,419
Expenses                                             --------               -------                           --------
Income from operations                                  3,052                 1,862                              4,914

Amortization of Goodwill                                    0                     0         (173)  (b)            (173)

Interest Income                                           401                     0         (347)  (a)              54

Interest Expense                                         (848)                 (876)          29   (c)          (1,695)

Gain on sale of assets                                    316                     0                                316
                                                      -------               -------                           --------

Income Before Income Taxes                              2,921                   986                              3,416

Income Taxes                                            1,139                     0          193  (d)            1,332
                                                      -------               -------                           --------

Net  Income                                           $ 1,782               $   986                           $  2,084
                                                      =======               =======                           ========

Earnings Per Share:

Basic                                                   $0.25                                                    $0.29

Diluted                                                 $0.24                                                    $0.28

Basic Shares                                            7,187                                                    7,187

Diluted Shares                                          7,355                                                    7,355



                    NOTE 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition:

                    (a) Reduction of interest income earned on cash balances due to use of $6.6 million cash in the acquisition and repayment of shareholder loans.

                    (b) Amortization of goodwill on a straight-line basis over 20 years.

                    (c) Increase in interest expense on $1.5 million of convertible notes payable issued to the Sellers as part of the acquisition price, offset by a reduction in interest expense due to repayment of $1.629 million of shareholder loans.

                    (d) Increase in income taxes related to County Line RV's income (previously not subject to income tax as a Sub-chapter S corporation), as well as the tax impact of adjustments (a) through (c) above.

                          Holiday RV Superstores, Inc.
                Pro-forma Combining Condensed Statement of Income
                      Twelve months ended October 31, 1998
                      (In thousands, except per share data)
                                   (UNAUDITED)


                                                                                              PRO FORMA
                                                                                            ACQUISITION
                                                                                            ADJUSTMENTS
                                                       HOLIDAY RV      COUNTY LINE RV          (NOTE 1)        COMBINED
                                                       -----------     --------------       ------------       --------
SALES AND SERVICE REVENUE:
Vehicle and marine                                       $64,606           $52,633                             $117,239
Service, parts and accessories                             6,929             2,511                                9,440
Other, net                                                 2,757             1,311                                4,068
                                                         -------           -------                             --------
Total Sales and service revenue                           74,292            56,455                              130,747

COST OF SALES AND SERVICES:
Vehicle and marine                                        57,448            46,604                              104,052
Service, parts and accessories                             3,650             1,296                                4,946
                                                         -------           -------                             --------
Total cost of sales and service                           61,098            47,900                              108,998

Gross Profit                                              13,194             8,555                               21,749

Selling, General and Administrative                        9,611             6,074                               15,685
Expenses                                                 -------           -------                             --------


Income from operations                                     3,583             2,481                                6,064

Amortization of Goodwill                                       0                 0          (230)  (b)             (230)

Interest Income                                              517                 0          (462)  (a)               55

Interest Expense                                          (1,363)             (801)           39   (c)           (2,125)
                                                         -------           -------                             --------

Income Before Income Taxes                                 2,737             1,680                                3,764

Income Taxes                                               1,044                 0           401  (d)             1,445
                                                         -------           -------                             --------

Net  Income                                              $ 1,693           $ 1,680                             $  2,319
                                                         =======           =======                             ========


Earnings Per Share:
Basic                                                      $0.23                                               $   0.32

Diluted                                                    $0.23                                               $   0.32


Basic Shares                                               7,301                                                  7,301

Diluted Shares                                             7,348                                                  7,348




                    NOTE 1 - The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition:

                    (a) Reduction in interest income earned on cash balances due to use of $6.6 million cash in the acquisition and repayment of shareholders loans.

                    (b) Amortization of goodwill on a straight-line basis over 20 years.

                    (c) Increase in interest expense on $1.5 million of convertible notes payable issued to the Seller as part of the acquisition price, offset by a reduction in interest expense due to repayment of $1.629 million of shareholder loans.

                    (d) Increase in income taxes related to County Line RV's income (previously not subject to income tax as a sub-chapter S corporation), as well as the tax impact of adjustments (a) through (c) above

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it's behalf by the undersigned, thereunto duly authorized.



     Date:  January 24, 2000                     By: /s/ W. HARDEE McALHANEY
                                                    ----------------------------
                                                 Name:  W. Hardee McAlhaney
                                                 Title:  President, Chief
                                                         Executive Officer

                                 EXHIBIT INDEX
                                 -------------
EXHIBIT NO.
-----------

 10.(ddddd)         Stock Purchase Agreement by and among Holiday RV
                    Superstores, Inc. and County Line Select Cars, Inc., and The
                    Persons Named Therein, (collectively, the "STOCKHOLDERS") dated November 11, 1999.

 99.1               Consent of Ernst & Young LLP.